                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

    / / Preliminary proxy statement      / / Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

    /X/ Definitive proxy statement

    / / Definitive additional materials

    / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                             CMS ENERGY CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                             CMS ENERGY CORPORATION
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

    /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

    / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                              [Logo: "CMS ENERGY"]

                             CMS ENERGY CORPORATION
               CALL AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 26, 1995

To the Shareholders of CMS Energy Corporation:

    The annual meeting of shareholders of CMS ENERGY CORPORATION will be held on Friday, the 26th day of May 1995, at 10:30 A.M., Eastern Daylight Saving Time, at the Dearborn Inn, 20301 Oakwood Boulevard, Dearborn, Michigan, 48124-4099 for the purpose of:

    (1) Electing a Board of Directors of 12 members;

    (2) Ratifying the appointment of Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Corporation for the year ending December 31, 1995;

    (3) Considering the approval of an amendment to the Corporation's Performance Incentive Stock Plan; and

    (4) Transacting such other business as may properly come before the meeting.

    The annual report to the shareholders for the year 1994, including financial statements, has been furnished to you.

    The Board of Directors has fixed March 30, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Common Shareholders will be entitled to vote on all matters that come before the meeting. All shareholders are cordially invited to attend the annual meeting. The Board of Directors requests that you sign and date the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States.

                                         By order of the Board of Directors,

                                         Thomas A. McNish, Secretary

CMS Energy Corporation
Fairlane Plaza South
Suite 1100
330 Town Center Drive
Dearborn, Michigan 48126
April 17, 1995

                                PROXY STATEMENT
                            ------------------------

                                  INTRODUCTION

    The Board of Directors solicits your proxy for use at this annual meeting. The shares represented by your proxy will be voted if the proxy is signed and returned prior to the meeting. You may revoke your proxy at any time before it is exercised, provided that you so notify the Secretary of CMS Energy Corporation (the "Corporation") in writing before the proxy is exercised.

    As of December 31, 1994, the Corporation's outstanding Common Stock ($.01 par value) consisted of 86,534,549 shares. Each outstanding share is entitled to one vote on all matters which may come before the annual meeting. All shares represented by signed proxies will be voted at the annual meeting.

    The Corporation has received a copy of Schedule 13G filed with the Securities and Exchange Commission ("SEC") by Mellon Bank Corporation, Mellon Bank Center, Pittsburgh, PA 15258, which indicates holdings of 5,950,000 shares representing 6.9% of the outstanding Common Stock of the Corporation. The Corporation has also received a copy of Schedule 13G filed with the SEC by Brinson Partners, Inc., 209 South LaSalle, Chicago, Illinois, 60604-1295, which indicates holdings of 5,274,100 shares representing 6.1% of the outstanding Common Stock of the Corporation. These forms indicate that the shares were purchased in a fiduciary capacity in the ordinary course of business for investment purposes. To the knowledge of management, no other person owns beneficially more than 5% of any class of the Corporation's outstanding voting securities.

    The determination of approval of corporate action by the shareholders is based on votes "for" and "against". Abstentions and broker non-votes are not counted as "against" votes but are counted in the determination of a quorum.

                      NOMINEES FOR ELECTION AS MEMBERS OF
                             THE BOARD OF DIRECTORS

    The nominees for directors of the Corporation and Consumers Power Company ("Consumers") will hold office until the next annual meeting or until their successors are elected and qualified. Unless a shareholder withholds authority to vote for the election of directors as provided in the proxy, the returned proxy will be voted for the listed nominees. The Board of Directors has no reason to believe that the persons named will not be available but in the event any nominee is unable to serve, the proxy will be voted for a substitute nominee designated by the Board of Directors. All of the nominees are presently serving as directors. Robert D. Tuttle, who has announced his retirement, is not standing for reelection. The twelve nominees receiving the greatest number of votes will be elected.

                        WILLIAM T. MCCORMICK, JR., 50, has served as Chairman of the Board and Chief
- ---------------------   Executive Officer of the Corporation since it was incorporated in February 1987 and
       [PHOTO]          as Chairman of the Board of Consumers since November 1985. Until January 1992 he was
- ---------------------   also CEO of Consumers, and until December 1987, he was also President of the
                        Corporation and of Consumers. He is a director of NBD Bancorp, Inc., Rockwell
                        International Corporation, and Schlumberger Ltd. He is also a director of the
                        American Gas Association, the Edison Electric Institute, and the National Petroleum
                        Council. He has been a director of the Corporation since 1987 and of Consumers since
                        1985.

                        JAMES J. DUDERSTADT, 52, has served since 1988 as the President of the University of
- ---------------------   Michigan, Ann Arbor, Michigan. He is a director of the Unisys Corporation and the
       [PHOTO]          University of Michigan Hospitals. He has been a director of the Corporation and of
- ---------------------   Consumers since 1993.

                        KATHLEEN R. FLAHERTY, 43, has served since 1993 as Corporate Senior Vice President
- ---------------------   of MCI Communications Corporation, Washington, D.C., a provider of global
       [PHOTO]          telecommunications services, and as Senior Vice President, Worldwide Sales and
- ---------------------   Marketing, of Concert Management Services, Inc., a joint venture with British
                        Telecom. Previously, she had served from 1985-1993 as Vice President of MCI
                        Communications Corporation. She was elected a director of the Corporation and of
                        Consumers in January, 1995.

                        VICTOR J. FRYLING, 47, has served as President of the Corporation and Vice Chairman
- ---------------------   of Consumers since January 1992. Previously, he had been Executive Vice President
       [PHOTO]          and Chief Financial Officer of the Corporation and of Consumers from 1988-1991. He
- ---------------------   has been a director of the Corporation and of Consumers since 1990.

                        EARL D. HOLTON, 61, has served since 1980 as President and Chief Operating Officer
- ---------------------   of Meijer, Inc., a Grand Rapids, Michigan based operator of food and general
       [PHOTO]          merchandise super centers in Michigan, Ohio, Indiana and Illinois. He is a director
- ---------------------   of Meijer, Inc. and Old Kent Financial Corporation. He has been a director of the
                        Corporation and of Consumers since 1989.

                        LOIS A. LUND, 67, is Professor, College of Human Ecology, Michigan State University,
- ---------------------   East Lansing, Michigan. Previously, she served as Dean, College of Human Ecology,
       [PHOTO]          Michigan State University, from 1973-1985. She has been a director of the
- ---------------------   Corporation since 1987 and of Consumers since 1983.

                        FRANK H. MERLOTTI, 68, has served as Chairman of the Executive Committee since 1990
- ---------------------   and President and Chief Executive Officer from 1988-1990 of Steelcase Inc., Grand
       [PHOTO]          Rapids, Michigan, a manufacturer of office furniture. He is a director of Steelcase
- ---------------------   Inc., Laser Alignment, and Oliver Products. He has been a director of the
                        Corporation and of Consumers since 1987.

                        WILLIAM U. PARFET, 48, has served since 1993 as President and Chief Executive
- ---------------------   Officer of Richard-Allan Medical Industries, Richland, Michigan, a manufacturer of
       [PHOTO]          surgical products. Previously, he served as Vice Chairman from 1992-1993; as
- ---------------------   President from 1991-1992; and as Executive Vice President from 1989-1990 of The
                        Upjohn Company. He is a director of The Upjohn Company, Old Kent Financial
                        Corporation, Universal Foods Corporation, Stryker Corporation, Flint Ink
                        Corporation, and Bissell, Inc. He has been a director of the Corporation and of
                        Consumers since 1991.

                        PERCY A. PIERRE, 56, has served since 1990 as Vice President for Research and
- ---------------------   Graduate Studies and Professor of Electrical Engineering, Michigan State University,
       [PHOTO]          East Lansing, Michigan. Previously, he held the following positions at Prairie View
- ---------------------   A&M University: Professor of Electrical Engineering from 1989-1990; President from
                        1983-1989. Dr. Pierre is a former Assistant Secretary of the Army for Research,
                        Development and Acquisition (1977-81). He is a director of Old Kent Financial
                        Corporation. He has been a director of the Corporation and of Consumers since 1990.

                        S. KINNIE SMITH, JR., 64, has served as Vice Chairman of the Corporation since
- ---------------------   January 1992 and Vice Chairman of Consumers since 1987. He served as President of
       [PHOTO]          the Corporation from 1988 through 1991. He is a director of Clarcor Corporation and
- ---------------------   Michigan National Corporation. He has been a director of the Corporation and of
                        Consumers since 1987.

                        KENNETH WHIPPLE, 60, has served since 1988 as Executive Vice President of Ford Motor
- ---------------------   Company, Dearborn, Michigan, a world-wide automotive manufacturer, and President of
       [PHOTO]          the Ford Financial Services Group. He previously served as Chairman and Chief
- ---------------------   Executive Officer of Ford of Europe, Inc. from 1986-1988. He has been a director of the Corporation and of Consumers since 1993.

                        JOHN B. YASINSKY, 55, has served as President and Chief Executive Officer since July
- ---------------------   1994 and President and Chief Operating Officer from 1993 through June 1994 of
       [PHOTO]          GenCorp, Fairlawn, Ohio, a manufacturer of aerospace, automotive and polymer
- ---------------------   products. Previously, he served as Group President in 1993 and President of
                        Westinghouse Power Systems from 1990-1993 and as Executive Vice President from
                        1989-1990. He is a director of GenCorp. He has been a director of the Corporation and of Consumers since February, 1994.

MANAGEMENT SECURITY OWNERSHIP

    The following chart summarizes the ownership of the Corporation's Common Stock by the directors and executive officers.

                                                                       Shares
                                     Name                        Beneficially Owned*
                     ------------------------------------        -------------------
                     William T. McCormick, Jr. ..........              126,163
                     James J. Duderstadt.................                1,129
                     Kathleen R. Flaherty................                  400
                     Victor J. Fryling...................               48,758
                     Earl D. Holton......................                4,136
                     Lois A. Lund........................                2,337
                     Frank H. Merlotti...................                4,423
                     William U. Parfet...................               11,000
                     Percy A. Pierre.....................                2,625
                     S. Kinnie Smith, Jr. ...............               51,969
                     Robert D. Tuttle....................                8,100
                     Kenneth Whipple.....................                2,000
                     John B. Yasinsky....................                2,000
                     Michael G. Morris...................               41,733
                     Alan M. Wright......................               15,099
                     All Directors and Executive
                       Officers..........................              382,009

    * Shares shown as beneficially owned by Messrs. McCormick, Smith, Fryling, Morris and Wright, and all other executive officers of the Corporation as a group include the number of shares represented by their respective interests in the Employees' Savings and Incentive Plan and the Performance Incentive Stock Plan as of December 31, 1994. The directors each own 10 shares of Preferred Stock of Consumers as qualifying shares. One executive officer of Consumers owns 200 shares of non-voting Preferred Stock of Consumers. No other executive officer owns shares of Consumers Preferred Stock. The directors and executive officers together own less than 1% of the outstanding shares of the Corporation.

DIRECTORS AND OFFICERS SECURITIES REPORT

    The federal securities laws require the Corporation's directors and designated executive officers, and persons who own more than 10% of the Corporation's Common Stock, to file with the SEC reports of ownership and changes in ownership of any securities or derivative securities of the Corporation. To the Corporation's knowledge during the year ended December 31, 1994 all the Corporation's officers and directors made all required filings.

BOARD OF DIRECTORS AND COMMITTEES OF THE CORPORATION AND CONSUMERS

    The Board of Directors of the Corporation met 14 times and Consumers' Board of Directors met 13 times during 1994. All incumbent directors attended more than 75% of the board and assigned committee meetings during 1994.

AUDIT COMMITTEES

    Members: Frank H. Merlotti (Chair), Lois A. Lund, William U. Parfet, Percy
             A. Pierre, and John B. Yasinsky.

    Meetings during 1994: Corporation 3 -- Consumers 3

    These committees meet with representatives of the independent public accountants from time to time during the year and after the completion of the annual audit of the Corporation's and Consumers' financial statements to review and discuss such audit, internal controls and other appropriate matters; review the activities of the Internal Audit Department; review the relationship of the Corporation's and Consumers' independent public accountants with the Corporation and Consumers insofar as they perform nonaudit services; and review and recommend to the Boards of Directors the appointment of independent public accountants.

NOMINATING COMMITTEES

    Members: Percy A. Pierre (Chair), James J. Duderstadt, Frank F. Merlotti,
             Robert D. Tuttle, and John B. Yasinsky.

    Meetings during 1994: Corporation 4 -- Consumers 4

    These committees conduct a continuing study of the size, structure, composition and compensation of the boards; seek out possible candidates to fill board positions; aid in attracting qualified candidates to the boards; recommend annually, prior to the solicitation of proxies, a slate of qualified candidates for election to the boards at the annual meeting and, in case of any vacancies on the boards, candidates to fill those vacancies; review periodically and recommend to the Boards of Directors modifications, as appropriate, to the director tenure policy; and determine from time to time criteria for selection and retention of board members. The committees consider shareholders' recommendations of nominees for election to the Boards of Directors. The recommendations must be accompanied by the consent of each of the recommended nominees to act as a director. Shareholders should send their written recommendations of nominees to: Mr. Thomas A. McNish, Secretary, CMS Energy Corporation, Fairlane Plaza South, Suite 1100, 330 Town Center Drive, Dearborn, Michigan 48126.

ORGANIZATION AND COMPENSATION COMMITTEES

    Members: Earl D. Holton (Chair), William U. Parfet, Robert D. Tuttle,
             Kenneth Whipple, and John B. Yasinsky.

    Meetings during 1994: Corporation 5 -- Consumers 5

    These committees review the executive organization of the Corporation and of Consumers from time to time; review from time to time the salaries and other compensation of all the officers of the Corporation and of Consumers; monitor the development of personnel for availability to fill key management positions as vacancies occur; establish goals annually for the Executive Incentive Compensation Plan; review and approve the incentive compensation payment schedule; review and approve grants under the Executive Stock Option and Stock Appreciation Rights Plan; administer the Corporation's Performance Incentive Stock Plan; and report to the Boards of Directors with respect to the committees' recommendations.

ENVIRONMENTAL AND CORPORATE RESPONSIBILITY COMMITTEES

    Members: Lois A. Lund (Chair), James J. Duderstadt, Kathleen R. Flaherty,
             Earl D. Holton, Percy A. Pierre, and Kenneth Whipple.

    Meetings during 1994: Corporation 2 -- Consumers 2

    These committees make recommendations to the Boards of Directors regarding significant environmental matters affecting the Corporation's and Consumers' operations; advise the Boards on the adoption and evaluation of policies designed to maintain the Corporation's and Consumers' position of corporate responsibility; review and monitor the Corporation's and Consumers' policies and objectives related to equal employment opportunities; review and monitor the Corporation's and Consumers' compliance with federal and state laws and regulations affecting personnel matters, such as the Occupational Safety and Health Act, Americans with Disabilities Act and the Age Discrimination in Employment Act; and review the Corporation's and Consumers' policies related to contributions and support of charitable, educational and community organizations.

EXECUTIVE COMMITTEES

    Members: William T. McCormick, Jr. (Chair), Earl D. Holton, Lois A. Lund,
             Frank H. Merlotti, Percy A. Pierre, S. Kinnie Smith, Jr. and Robert
             D. Tuttle.

    No meetings were held during 1994.

    These committees exercise the power and authority of the Boards of Directors as may be necessary during the intervals between meetings of the Boards of Directors, subject to such limitations as are provided by law or by resolution of the boards.

FINANCE AND PENSION COMMITTEES

    Members: Robert D. Tuttle (Chair), Kathleen R. Flaherty, Earl D. Holton,
             Lois A. Lund, William U. Parfet, and Kenneth Whipple.

    Meetings during 1994: Corporation 1 -- Consumers 2

    These committees give advice and counsel to the officers of the Corporation and Consumers with respect to the means for providing the funds required to carry out the Corporation's and Consumers' programs; review the financial policies including capitalization objectives, use of short-term financing and issuance of long-term securities; and recommend to the Boards of Directors financial policies for the Corporation and Consumers. In addition, the committee of Consumers reviews the investment policies for all employee benefit funds with respect to assets being managed, including adequacy of funding; reviews quarterly the investment performance of each of the investment managers for all employee benefit funds of Consumers; reports to the Board of Directors on findings regarding selection and retention of investment managers; and reviews the administration of the employee benefit plans.

COMPENSATION OF DIRECTORS

    Directors who are not officers of the Corporation or Consumers received in 1994 an annual retainer fee of $30,000, and $1,000 for attendance at each board meeting and $750 for attendance at each committee meeting. Committee chairpersons receive $1,000 for attendance at each committee meeting. Retainer and attendance fees are set by the Boards of Directors. In addition in 1994 such directors were vested in 200 restricted shares of common stock of the Corporation with a fair market value of $4575.00. An additional 800 shares of restricted stock will vest 25% per year in 1995 through 1998 for those directors who continue to serve through such years. Directors are reimbursed for expenses incurred in attending board or committee meetings. Directors who are officers of the Corporation or Consumers do not receive retainers or meeting fees for service on the board or as a member of any board committee. Pursuant to a Directors' Deferred Compensation Plan, a director of the Corporation or Consumers who is not an employee may at any time prior to a calendar year in which a retainer and fees are to be earned, or at any time during the year prior to the month in which a retainer and fees are earned may elect to irrevocably defer payment for that year, or a portion thereof, through written notice to the Corporation or Consumers, of all or half of any of the retainer and fees which would otherwise be paid to the director, to a time following the director's retirement from the Board of Directors. Any amount deferred will either (a) accrue interest at either the prime rate or the rate for 10-year Treasury Notes (whichever is greater), (b) be treated as if it were invested as an optional cash payment in the Corporation's Dividend Reinvestment and Common Stock Purchase Plan, or (c) be treated as if it were invested in a Standard & Poor's 500 stock index fund. Accrued amounts will be distributed in a lump sum or in five annual installments in cash. Outside directors who retire with five years of service on the board will receive monthly retirement payments equal to the monthly retainer. These payments will continue for a period of time equal to their years of service on the board. All benefits will cease at the death of the retired director. Outside directors are offered optional life insurance coverage, business-related travel accident insurance, and optional health care insurance, and the Corporation and Consumers pay the premiums associated with participation by directors. The value for income tax purposes of the life insurance coverage in 1994 was: Messrs. Duderstadt, $502; Holton, $871; Merlotti, $1,786; Parfet, $462; Pierre, $663; Tuttle, $1,965; Whipple, $871;
Yasinsky, $490; and Ms. Lund, $899. The value for health care coverage in 1994 was $2,067 for Ms. Lund, the only selecting Director.

EXECUTIVE COMPENSATION

    The following charts contain information concerning annual and long-term compensation and awards of stock options and restricted stock under the Corporation's Performance Incentive Stock Plan. The charts include the Chairman of the Board and the next four most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                     Long-Term Compensation(3)
                                                                     -------------------------
                                                                       Awards        Payouts
                                                 Annual              ----------     ----------
                                              Compensation           Securities     Long-Term      All Other
                                         -----------------------     Underlying     Incentive       Compen-
Name and Principal Position    Year       Salary         Bonus        Options       Payouts(1)     sation(2)
- ---------------------------    -----     ---------     ---------     ----------     ----------     ---------
William T. McCormick, Jr.       1994     $ 725,000     $ 470,000       36,000        $104,400       $21,750
Chairman and CEO,               1993       675,000       435,000       32,000          96,563        20,235
Corporation and Chairman,       1992       625,000             0       32,000          16,063        18,726
Consumers

S. Kinnie Smith, Jr.            1994       460,000       277,855       16,000          51,613        13,800
Vice Chairman,                  1993       435,000       269,560       16,000          45,063        13,035
Corporation and Consumers       1992       410,000             0       16,000           7,501        12,275

Victor J. Fryling               1994       466,000       312,015       22,000          51,613        13,980
President, Corporation          1993       430,000       306,310       20,000          45,063        12,932
and Vice Chairman,              1992       380,000             0       16,000           6,953        11,389
Consumers

Michael G. Morris               1994       423,667       289,935       18,000          45,022        12,710
President and CEO,              1993       365,000       208,800       16,000          38,625        11,154
Consumers                       1992       330,000             0       14,000           5,360         9,888

Alan M. Wright                  1994       240,000       147,195       11,000          27,949             0
Senior Vice President           1993       215,000       116,880        9,000          19,312             0
and CFO, Corporation            1992       190,000             0        9,000               0             0
and Consumers

(1) Market value of common stock paid under the Corporation's Performance Incentive Stock Plan for three-year performance periods.

(2) Employer matching contribution to defined contribution plans.

(3) Aggregate restricted stock held as of December 31, 1994 by named officers was: William T. McCormick, Jr. 47,600 shares; S. Kinnie Smith, Jr. 22,747 shares; Victor J. Fryling 27,747 shares; Michael G. Morris, 32,890 shares; Alan M. Wright, 13,695 shares; with respective values based on market price at December 31, 1994 of $1,088,850; $520,338; $634,713; $752,359; and
    $313,273. Regular dividends are paid on such restricted stock.

EMPLOYMENT ARRANGEMENTS

    Agreements with the executive officers named above and four other senior executive officers provide for payments of two times annual compensation if there is a change of control and adverse change of responsibilities. The Corporation and Consumers also provide long-term disability insurance policies for all executive officers which would provide payments of 60% of compensation in the event of disability.

                             OPTION GRANTS IN 1994

                                      Number of
                                      Securities
                                      Underlying    Percentage of Total     Exercise                     Grant Date
                                       Options      Options Granted to      Price Per     Expiration      Present
               Name                    Granted       Employees in 1994        Share          Date         Value(1)
- ----------------------------------    ---------     -------------------     ---------     ----------     ----------
William T. McCormick, Jr. ........      36,000             13.79             $22.00        8/27/04        $220,320
S. Kinnie Smith, Jr. .............      16,000              6.13              22.00        8/27/04          97,920
Victor J. Fryling.................      22,000              8.43              22.00        8/27/04         134,640
Michael G. Morris.................      18,000              6.90              22.00        8/27/04         110,160
Alan M. Wright....................      11,000              4.21              22.00        8/27/04          67,320

(1) The present value is based on the Black-Scholes Model, a mathematical formula used to value options traded on securities exchanges. The model utilizes a number of assumptions and adjustments, including the exercise price, the underlying stock's volatility of 22.29% using daily prices for a one year period prior to grant date, the dividend rate of $0.84, the term of the option, and the level of interest rates at 7.24%, equivalent to the rate of 10-year Treasury Notes. However, the Model does not take into account a significant feature of options granted to employees under the Corporation's Plan, i.e., the non-transferability of options awarded under the Corporation's Plan.

   AGGREGATED OPTIONS/SARS EXERCISES IN 1994 AND YEAR-END OPTIONS/SARS VALUES

                                                                             Number of              Value of
                                                                             Securities            Unexercised
                                                                             Underlying           In-the-Money
                                      Shares Acquired       Value       Unexercised Options/     Options/SARs At
               Name                     On Exercise        Realized       SARS at Year End       Year End(1)(2)
- ----------------------------------    ----------------     --------     --------------------     ---------------
William T. McCormick, Jr. ........         39,300          $580,912            401,666             $2,057,990
S. Kinnie Smith, Jr. .............              0                 0            126,000                189,175
Victor J. Fryling.................              0                 0            137,500                252,000
Michael G. Morris.................              0                 0             87,000                117,250
Alan M. Wright....................              0                 0             30,000                 43,125

(1) All options/SARs listed in this table are exercisable. The named officers have no unexercisable options/SARs.

(2) Based on the December 31, 1994 closing price of the Corporation's Common Stock as shown in the report of the NYSE Composite Transactions ($22.875).

                  LONG-TERM INCENTIVE PLANS -- AWARDS IN 1994

                                                                                Estimated Future Payouts
                                                                              Under Non-Stock Price-Based
                                                                                   Plans (Shares)(1)
                                       Number of       Period Until       ------------------------------------
                Name                    Shares            Payout          Threshold       Target       Maximum
- ------------------------------------   ---------       ------------       ---------       ------       -------
William T. McCormick, Jr. ..........     18,000          2-5 Years          4,500         18,000       27,000
S. Kinnie Smith, Jr. ...............      8,000          2-5 Years          2,000          8,000       12,000
Victor J. Fryling...................     11,000          2-5 Years          2,750         11,000       16,500
Michael G. Morris...................      9,000          2-5 Years          2,250          9,000       13,500
Alan M. Wright......................      5,500          2-5 Years          1,375          5,500        8,250

(1) Under the Corporation's Performance Incentive Stock Plan, awards of restricted stock for the above officers vest at the rate of 25% per year after two years and are subject to achievement of specified levels of total shareholder return over a three-year period. The target amount will be earned if 100% of the targeted average 15% annual total shareholder return is achieved. The threshold amount will be earned on achievement of 40% of the target, and the maximum award will be earned on achieving 140% of the target.

                               PENSION PLAN TABLE

    The following table shows the aggregate annual pension benefits at Normal Retirement Date presented on a straight life annuity basis under the Corporation's qualified pension plan and non-qualified supplemental executive retirement plan (offset by a portion of Social Security benefits).

                                                        Years of Service
                              --------------------------------------------------------------------
           Compensation          15             20             25             30             35
           ------------       --------       --------       --------       --------       --------
            $  400,000        $126,000       $168,000       $196,000       $224,000       $252,000
               600,000         189,000        252,000        294,000        336,000        378,000
               800,000         252,000        336,000        392,000        448,000        504,000
             1,000,000         315,000        420,000        490,000        560,000        630,000
             1,200,000         378,000        504,000        588,000        672,000        756,000

    Regular, straight-time salary as shown in the Summary Compensation Table during the 5 years of highest earnings is used in computing benefits under the Pension Plan; in addition, awards under the Executive Incentive Compensation Plan as shown in the Summary Compensation Table during the 5 years of highest earnings are used in computing benefits under the Supplemental Executive Retirement Plan. The estimated years of service for each named executive is:
William T. McCormick, Jr., 18.44 years, S. Kinnie Smith, Jr., 16.00 years, Victor J. Fryling, 18.00 years, Michael G. Morris, 12.86 years, and Alan M. Wright, 7.52 years.

ORGANIZATION AND COMPENSATION COMMITTEE REPORT

                            Compensation Philosophy

    The Corporation's executive compensation program is directed by a committee composed entirely of independent outside directors. The Committee is responsible for determining and administering executive compensation policies and plans as well as reviewing and recommending officer appointments to the Board of Directors. The Committee also has the responsibility for approving both annual compensation and awards under the long-term stock ownership programs. Such programs seek to enhance the profitability of the Corporation and, hence, shareholder value by aligning the financial interests of the Corporation's officers with those of its shareholders. In doing so, the Committee relies to a large degree on incentive compensation including stock-related awards to attract and retain outstanding officers.

    Compensation for Mr. McCormick and the other executive officers consists of a base salary, which is intended to be at the competitive median of the amounts paid to senior executives with equivalent positions at other energy companies of comparable size, and substantial annual and long-term incentive compensation closely tied to the Corporation's success in achieving earnings, stock appreciation and other performance goals. The incentive program is also designed to be competitive with plans of other comparable energy companies and variable "at risk" compensation is intended to be above median in years when the corporation meets or exceeds its performance goals.

                              Annual Compensation

    Just prior to the beginning of each fiscal year, the Committee reviews the base salary of Mr. McCormick and the other executive officers and approves an annual salary plan for them based on industry, peer group, and national surveys and judgment as to the past and expected future contributions of each individual. In the case of Mr. McCormick, such judgment also involves the Committee's assessment of his past performance and its expectation as to his future contribution in leading the Corporation.

    The annual incentive (bonus) compensation payment, if any, is based on the Corporation's success in meeting challenging earnings per share goals set by the Committee at the beginning of each year. In addition individual performance goals are established for each executive officer for specific financial, operating and management achievements. For the above-named executive officers, the performance goals are a composite of the goals set for all other officers. Following the end of each year, the results on a corporate and individual basis are reviewed by the Committee to determine the appropriateness of awards. For 1994, because the Corporation substantially met its earnings goal the Committee granted annual incentive bonuses as shown in the Summary Compensation Table in accordance with the Corporation's Executive Incentive Compensation Plan. The Plan has a threshold payout at 80% of the earnings per share goal and a maximum payout at 120% of goal. Mr. McCormick's award was based on a standard award under the Plan of 75% of the median for his salary grade, adjusted to reflect the Committee's judgement as to his leadership performance for the year.

                             Long-term Compensation

    The last element of executive compensation considered by the Committee during each year is long-term incentive awards in the form of stock options and restricted stock awards under the Corporation's Performance Incentive Stock Plan. The Committee believes such awards are desirable in encouraging common stock ownership by executives, thus linking their interests directly to that of other shareholders. Therefore, in 1994, the Committee decided to grant stock options with an exercise price equal to the market price on the date of the grant to the executive officers as shown in the above charts. Options have been granted annually usually in respect of approximately the same number of shares. The Committee believes grants should be made annually on a generally consistent basis. In determining grants, the Committee weighed a number of factors including prior grants and corporate performance. The Committee also awarded performance-based restricted stock which will vest at the rate of 25% per year beginning after two years, rising to 100% after five years. However, the nominal restricted stock award will be paid only if the average annual shareholder return target of 15% is achieved for each three-year performance period. If the average annual shareholder return is less than the target, the award will be smaller, and if the return is more than the target, then the award will be greater.

                           Compensation Deductibility

    The Committee has reviewed the Corporation's Compensation Plans and the applicability of Section 162(m) of the Internal Revenue Code and proposed regulations thereunder dealing with federal income tax deductibility for compensation in excess of $1 million. The Committee believes that because both are based on performance, awards of stock options and vesting of restricted stock under the Corporation's Performance Incentive Stock Plan are not considered compensation under the transitional rules in the proposed regulations under Section 162(m). In order for payments under these plans to continue to be deductible after that time, minor amendments to these plans were submitted and approved at the March 21, 1995 Special Meeting of Shareholders. Because of the uncertainty associated with the proposed regulations, and the fact that applicable compensation for the named officers will in the near future not materially exceed the tax deductible maximum, the Committee will continue to study the effects of Section 162(m) on the annual bonus awards under the Corporation's Executive Incentive Compensation Plan.

                            Compensation Consultant

    In connection with its ongoing independent review of executive compensation, the Committee has retained Hewitt Associates, a recognized compensation and benefit consultant, to assist the Committee in evaluating the appropriateness and competitiveness of its compensation policies and programs.

    Submitted by the Organization and Compensation Committee: Earl D. Holton (Chair), William U. Parfet, Robert D. Tuttle, Kenneth Whipple, and John B. Yasinsky.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
     AMONG CMS ENERGY CORPORATION, S&P 500 INDEX & DOW JONES UTILITY INDEX

       MEASUREMENT PERIOD                                              DOW JONES
     (FISCAL YEAR COVERED)           CMS ENERGY     S&P 500 INDEX    UTILITY INDEX
1989                                          100              100              100
1990                                           75               97               95
1991                                           51              126              109
1992                                           52              136              113
1993                                           74              150              123
1994                                           69              152              104

                 COMPARISON OF TEN-YEAR CUMULATIVE TOTAL RETURN
     AMONG CMS ENERGY CORPORATION, S&P 500 INDEX & DOW JONES UTILITY INDEX

       MEASUREMENT PERIOD                                              DOW JONES
     (FISCAL YEAR COVERED)           CMS ENERGY     S&P 500 INDEX    UTILITY INDEX
1984                                          100              100              100
1985                                          145              132              128
1986                                          291              156              161
1987                                          252              165              170
1988                                          451              192              196
1989                                          703              253              260
1990                                          526              245              249
1991                                          359              320              286
1992                                          369              344              296
1993                                          518              379              323
1994                                          489              384              273

    Total return assumes reinvestment of dividends.

    Fiscal years ending December 31.

   Assumes the value of the investment in the Corporation's common stock and each index was $100 on December 31, 1989 for the five-year chart and December 31, 1984 for the ten-year chart.

                PROPOSAL FOR APPROVAL OF AMENDMENT TO CMS ENERGY
                        PERFORMANCE INCENTIVE STOCK PLAN

                            DESCRIPTION OF THE PLAN

    The following description is of the CMS Energy Performance Incentive Stock Plan (the "Plan") without giving effect to the proposed amendment thereto described below, except where specifically noted and is qualified in its entirety by reference to the Plan.

    The Plan is administered by the Organization and Compensation Committee of the Board of Directors (the "Committee"), which is entirely composed of outside (non-employee) independent members of the Board of Directors. Each officer or other key executive employee of CMS Energy or its subsidiaries is eligible to participate. As of December 31, 1994 approximately 31 people were eligible to participate in the Plan. The Committee selects the participants, determines the amount of grants and prescribes the other terms and conditions of each award.

    The Board of Directors may amend, suspend or terminate the Plan, but no amendment to the Plan may be made without shareholder approval which increases the total number shares available under the Plan, changes the Plan's eligibility requirements or materially increases benefits to eligible employees under the Plan.

    The Board recommends the proposed increase because, since the Plan was first adopted in 1988, the Corporation has grown and diversified, resulting in a substantial increase in employees eligible for the Plan. The encouragement of common stock ownership by executives to link their financial interests with other shareholders continues to be an important corporate goal which will be furthered by the proposed increase.

    Under the Plan, the Committee may grant to eligible employees share awards representing a contingent right to receive shares of CMS Energy Common Stock ("Restricted Stock") and/or Incentive Stock Options ("ISOs") intended to qualify as such under federal tax law and/or Nonqualified Stock Options ("NQOs"). (ISO's and NQO's are collectively referred to herein as "Options.") Stock Appreciation Rights ("SAR's") may also be granted in conjunction with ISOs or NQOs.

    Shares awarded or subject to Options may not be more the 2% of the outstanding shares of each class of Common Stock of CMS Energy on January 1 of any year less the number of shares awarded or subject to Options granted under the Plan during the previous four years. Any shares or Options which are forfeited become available to be granted under the Plan. If this proposal is approved, the 2% of outstanding shares of each class in the above formula would increase to 3%.

    Under the Plan, the exercise price for all Options and SARs is at least 100% of the fair market value of the related shares on the date of the grant.

    Options and SARs may not be transferred other than by will or by the laws of descent and distribution and, during the lifetime of the optionee may be exercised only by the optionee. Options and SARs terminate no later than 10 years and one month after the date of the grant.

    Except as set forth below, Options and SARs terminate upon the termination of employment of the optionee with CMS Energy. In the case of a termination of optionee's employment due to a reason other than the death of the optionee, the Committee may permit the exercise of Options and SARs for a period of up to one year after termination or up to three years upon retirement under a Pension Plan of CMS Energy or one of its subsidiaries (ISOs and related SARs must generally be exercised within three months of termination of employment unless such termination was by reason of disability). In the case of a termination of the optionee's employment by reason of the optionee's death, any Option and related SAR may be exercised for up to one year following the optionee's death. In no event may an Option or SAR be exercisable subsequent to its expiration date. Options and SARs may only be exercised after the termination of the optionee's employment to the extent exercisable on the date of such termination.

    Upon the exercise of an Option, a participant may purchase all or a portion of the optioned shares by paying cash or, with the consent of the Committee, surrendering Common Stock of CMS Energy already owned by the participant. Upon the exercise of an SAR, the participant will receive an amount equal to the difference between the exercise price and the fair market value on the exercise date. Such amount may be paid in cash, common stock or partly in each. If an SAR is granted in conjunction with an Option, exercise of the Option reduces the number of shares as to which the SAR may be exercised and exercise of the SAR cancels the Option as to such number of shares.

    During the period of restriction relating to a grant of Restricted Stock, the participant has the right to vote the shares, to receive dividends, when declared for all shareholders, and to exercise other shareholder rights with respect to the Restricted Stock, except that CMS Energy retains custody of the stock certificate and, in general, the participant may not transfer the shares. If a participant's employment is terminated during the restriction period other than by retirement on or after age 62, or death, all rights to any shares of Restricted Stock will be forfeited to CMS Energy. However, the Committee may, if circumstances warrant, approve the distribution of such otherwise forfeitable shares. Upon the occurrence of a Change in Control (as defined in the Plan) each award of Restricted Stock becomes fully vested for all award periods that have not then ended.

    CMS Energy believes that under present federal tax laws the grant of Options or SARs will create no tax consequences for a participant or CMS Energy. An optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and CMS Energy will receive no deduction when an ISO is exercised. After exercise of an NQO or SAR, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of exercise and CMS Energy will be entitled to a deduction of the same amount. Participants who are considered insiders under applicable rules of the Securities and Exchange Commission recognize income upon exercise of an NQO or SAR provided that the exercise thereof was at least six months from the date of grant. If the participant does not dispose of shares acquired pursuant to an ISO within two years from the date of grant or within one year of the transfer of the shares to such participant, any gain or loss realized on their subsequent disposition will be capital gain or loss. If these holding period requirements are not satisfied, the participant will generally realize ordinary income at the time of disposition in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the amount realized upon disposition, if any, over the option price and CMS Energy will be entitled to a corresponding deduction. Generally, there will be no tax consequence to CMS Energy from dispositions of shares acquired pursuant to NQOs or SARs.

                                 PLAN BENEFITS

    The grant of awards under the Plan is based on future performance as determined in the discretion of the Committee and accordingly, it is not possible to determine amounts that will be received thereunder in the future. Awards under the Plan during 1994 for Messrs. McCormick, Smith, Fryling, Morris, and Wright are shown in the tables on pages 11 and 12. The restricted stock shown had a market value at December 31, 1994 of $411,750, $183,000, $251,625,
$205,875, and $125,813 respectively. The executive officers as a group and the non-executive officer group were awarded stock options for 126,000 and 147,000 shares respectively and restricted stock of 63,000 with a market value at December 31, 1994, of $1,441,125 and 70,500 shares with a market value of $1,612,688 respectively.

                       DESCRIPTION OF PROPOSED AMENDMENT

    The Board of Directors has approved an amendment to the Plan which would provide that shares awarded or subject to options may not be more than 3% of the outstanding shares of each class of Common Stock of CMS Energy on January 1 of any year less the number of shares awarded or subject to Options granted under the Plan during the previous four years.

    The Board believes that the proposed increase in shares available under the Plan would give the Organization and Compensation Committee the flexibility to continue to meet the objective of the Plan, i.e., to link financial interests of the Corporation's executives with those of other shareholders, consistent with the substantial increase in participants in the Plan since the Plan was first implemented in 1988 due to the growth of the Corporation and to provide for projected future participation resulting from expanding business opportunities.

    If the proposal is not approved by the shareholders, the Plan will remain in effect in its current form.

    Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of common stock present at the meeting.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL.

                  RATIFICATION OF THE APPOINTMENT OF AUDITORS

    Subject to the approval of the shareholders, the Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Corporation for the year 1995. Arthur Andersen LLP also served as the Corporation's auditors for the year 1994. A representative of Arthur Andersen LLP will be present at the annual meeting of shareholders and will have an opportunity to make a statement and respond to appropriate questions.

    Approval of the proposal to ratify the appointment of auditors requires the affirmative vote of the holders of a majority of the shares of common stock present at the meeting.

             THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE
                            APPOINTMENT OF AUDITORS

                        1996 PROXY STATEMENT INFORMATION

    A shareholder who intends to submit a proposal for consideration at the 1996 annual meeting pursuant to the applicable rules of the Securities and Exchange Commission must send the proposal to reach the Corporation's Corporate Secretary on or before December 18, 1995. The proposals should be addressed to: Mr. Thomas
A. McNish, Secretary, Fairlane Plaza South, Suite 1100, 330 Town Center Drive, Dearborn, Michigan 48126.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters that might be presented to the meeting except matters incident to the conduct of the meeting. However, if any other matters (including matters incident to the conduct of the meeting) do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

    The cost of solicitation of proxies will be borne by the Corporation and Consumers. Proxies may be solicited by officers and other employees of the Corporation and Consumers or their subsidiaries, personally or by telephone, facsimile or mail. The Corporation and Consumers have arranged for Morrow & Co., of 909 Third Ave., New York, New York 10022-4799, to solicit proxies in such manner, and it is anticipated that the cost of such solicitations will not exceed $25,000, plus incidental expenses. The Corporation and Consumers may also reimburse brokers, dealers, banks, voting trustees or other record holders for postage and other reasonable expenses of forwarding the proxy material to the beneficial owners of shares of stock held of record by such brokers, dealers, banks, voting trustees or other record holders.

                               -   -   -   -   -

                 PLEASE MARK, SIGN AND MAIL THE ENCLOSED PROXY
                          IN THE ACCOMPANYING ENVELOPE

           NO POSTAGE STAMP NECESSARY IF MAILED IN THE UNITED STATES

                     [Form of Common Stock Proxy - Side 1]

[LOGO:  "CMS Energy"]                       COMMON STOCK PROXY
                                  SOLICITED BY THE BOARD OF DIRECTORS
                                   FOR ANNUAL MEETING OF SHAREHOLDERS

The undersigned appoints W. T. MC CORMICK, JR. and T. A. MC NISH, and each of them, proxies with full power of substitution, to vote on behalf of the undersigned at the annual meeting of shareholders of CMS Energy Corporation to be held at the Dearborn Inn, 20301 Oakwood Boulevard, Dearborn, Michigan on May 26, 1995 and at any adjournment or adjournments thereof. Said proxies, and each of them present and acting at the meeting, may vote upon the matters set forth on the reverse side hereof and with discretionary authority on all other matters that come before the meeting; all as more fully set forth in the Proxy Statement received by the undersigned. The shares represented hereby will be voted on the proposals as specified. IF THIS PROXY IS RETURNED SIGNED BUT NOT COMPLETED, IT WILL BE VOTED IN FAVOR OF THE ELECTION OF DIRECTORS, THE RATIFICATION OF APPOINTMENT OF AUDITORS, AND THE PROPOSAL TO AMEND THE PERFORMANCE INCENTIVE STOCK PLAN.

                                        PLEASE VOTE, SIGN AND DATE THIS
                                        PROXY ON THE REVERSE SIDE AND
                                        RETURN IT IN THE ENCLOSED ENVELOPE.
                                        Thank you for your prompt response.

                     [Form of Common Stock Proxy - Side 2]

                         PLEASE VOTE, SIGN AND DATE BELOW

/----------------------------------------------------------------------------/
/  [ ] TO VOTE AS RECOMMENDED by the Board of Directors on all items,        /
/      MARK THIS BOX, SIGN, DATE AND RETURN THIS PROXY.  (No additional      /
/      boxes need be marked.  If additional boxes are marked, this box       /
/      will take precedence.)                                                /
/----------------------------------------------------------------------------/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 and 3.

(1)  ELECTION OF DIRECTORS
         [ ]  FOR all nominees listed below (except as indicated below)
         [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below
     William T. McCormick, Jr., James D. Duderstadt, Kathleen R Flaherty,
     Victor J. Fryling, Earl D. Holton, Lois A. Lund, Frank H. Merlotti,
     William U Parfet, Percy A. Pierre, S. Kinnie Smith, Jr., Kenneth
     Whipple and John B. Yasinsky
(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
________________________________________________________________________________


(2)  Ratification of appointment of
     auditors                                       PLEASE SIGN, DATE AND
     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN            RETURN THIS PROXY IN
                                                    THE ENCLOSED ENVELOPE.
                                                    No postage is needed
                                                    if mailed in the
                                                    United States.

(3) Proposal to amend the CMS Energy
    Performance Incentive Stock Plan

    [ ] FOR    [ ] AGAINST   [ ] ABSTAIN
                                                    Signed______________________

                                                    Dated_________________, 1995

                [Form of Employee Benefit Plans Proxy - Side 1]

[LOGO:  "CMS ENERGY"]     EMPLOYEE BENEFIT PLANS OF CONSUMERS POWER
                          COMPANY COMMON STOCK VOTING INSTRUCTIONS
                          SOLICITED BY THE BOARD OF DIRECTORS FOR
                          ANNUAL MEETING OF SHAREHOLDERS

The undersigned instructs the Plans trustees, or their nominees, to appoint W.
T. MC CORMICK, JR. AND T. A. MC NISH and each of them, proxies with full power of substitution, to vote on behalf of the shares held by the undersigned in the Employee Benefit Plans at the annual meeting of shareholders of CMS Energy Corporation to be held at the Dearborn Inn, 20301 Oakwood Boulevard, Dearborn, Michigan on May 26, 1995 and at any adjournment or adjournments thereof. Said proxies, and each of them present and acting at the meeting, may vote upon the matters set forth on the reverse side hereof and with discretionary authority on all other matters that come before the meeting; all as more fully set forth in the Proxy Statement received by the undersigned. The shares represented hereby will be voted on the proposals as specified. IF THIS PROXY IS RETURNED SIGNED BUT NOT COMPLETED, IT WILL BE VOTED IN FAVOR OF THE ELECTION OF DIRECTORS, THE RATIFICATION OF APPOINTMENT OF AUDITORS, AND THE PROPOSAL TO AMEND THE PERFORMANCE INCENTIVE STOCK PLAN.

                                        PLEASE VOTE, SIGN AND DATE THESE
                                        INSTRUCTIONS ON THE REVERSE
                                        SIDE AND RETURN IT IN THE
                                        ENCLOSED ENVELOPE.
                                        Thank you for your prompt response.

          [Form of Employee Benefits Plans Proxy - Side 2]

             PLEASE VOTE, SIGN AND DATE BELOW

/-----------------------------------------------------------------------/
/ [ ] TO VOTE AS RECOMMENDED by the Board of Directors on all items, / / MARK THIS BOX, SIGN, DATE AND RETURN THIS PROXY. (No additional / / boxes need be marked. If additional boxes are marked, this box /
/      will take precedence.)                                           /
/-----------------------------------------------------------------------/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 and 3.

(1)  ELECTION OF DIRECTORS
         [ ]  FOR all nominees listed below (except as indicated below)
         [ ] WITHHOLD AUTHORITY to vote for all nominees listed below William T. McCormick, Jr., James D. Duderstadt, Kathleen R Flaherty, Victor J. Fryling, Earl D. Holton, Lois A. Lund, Frank H. Merlotti, William U Parfet, Percy A. Pierre, S. Kinnie Smith, Jr., Kenneth Whipple and John B. Yasinsky
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

________________________________________________________________________________

(2)  Ratification of appointment of
     auditors                                       PLEASE SIGN, DATE AND
     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN            RETURN THESE INSTRUCTIONS
                                                    IN THE ENCLOSED ENVELOPE.
                                                    No postage is needed
                                                    if mailed in the
                                                    United States.

(3) Proposal to amend the CMS Energy
    Performance Incentive Stock Plan

    [ ] FOR    [ ] AGAINST   [ ] ABSTAIN
                                                    Signed______________________

                                                    Dated_________________, 1995